Exhibit 10.34

COMMUTATION AGREEMENT

This Commutation Agreement (this "Agreement") is made effective 12:01 a.m., Local Standard Time, July 1, 2015 (the “Effective Date”), by and between Voya Insurance and Annuity Company, formerly known as ING USA Annuity and Life Insurance Company, an Iowa insurance company (hereinafter "Company"), and Security Life of Denver Insurance Company, a Colorado insurance company (hereinafter “Reinsurer”). Together, Company and Reinsurer are referred to herein as the “Parties” or individually as a “Party”.

RECITALS

WHEREAS, Company and Reinsurer are parties to that certain Coinsurance Agreement, effective May 1, 2005, pursuant to which Company ceded to Reinsurer 100% of all liabilities arising under certain specified contracts comprising “Deferred Annuities - MYGA” as defined in the Coinsurance Agreement (the “Reinsurance Agreement”); and

WHEREAS, the Parties contemplate Company recapturing the ceded risks under the Reinsurance Agreement subject to a mutually agreed valuation process, and the Parties have settled on Reinsurer’s share of the outstanding obligations with respect to such ceded risks and other good and valuable consideration to support a recapture of such ceded risks; and

WHEREAS, the Parties now desire to fully and finally settle and commute all of their respective past, present, and future obligations and liabilities, known and unknown, pertaining to the losses incurred by Company and ceded to Reinsurer under the Reinsurance Agreement.

NOW, THEREFORE, in consideration of the covenants set forth herein and the payment made pursuant to paragraph 2 below (the sufficiency of which is hereby acknowledged), it is agreed by and between the Parties as follows:

1.
On the terms and subject to the conditions of this Agreement, including the payment obligations set forth below, the Reinsurance Agreement is hereby entirely commuted and finally settled. No further premiums are due and no further reinsurance shall be provided under the Reinsurance Agreement after the Effective Date.

2.
Reinsurer shall pay, or cause to be paid to Company, an amount equal to (i) the statutory reserves for the ceded liabilities under the Reinsurance Agreement (including contract reserves and interest maintenance reserves) as of June 30, 2015, and (ii) a negative ceding commission in an amount equal to Twenty Million Dollars ($20,000,000.00) (together, the “Commutation Amount”). To satisfy payment of the Commutation Amount, Reinsurer will transfer to Company assets and/or cash in amounts and values as identified on the attached Schedule A (the “Transfer”), and the Transfer will be consummated within thirty (30) calendar days following the full execution of this Agreement.

3.
The payment of the Commutation Amount represents a full and final settlement of any and all amounts claimed heretofore and any and all amounts hereafter said to be due under, in respect of or in any way arising from the Reinsurance Agreement.

4.
Subject to receipt of the Commutation Amount payment, the Parties hereby irrevocably release, discharge, indemnify and hold harmless each other and their respective predecessors, parents, affiliates, subsidiaries, officers, directors, employees, shareholders, policyholders, successors and assigns from any and all liabilities, including, but not limited to, all obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands, duties, omissions, costs, expenses and/or losses whatsoever, whether known or unknown, reported or unreported, and whether arising in the past, present or future, which they and their respective predecessors, successors and assigns ever had, now have, or hereafter may have, whether grounded in law or equity, in contract or in tort, against the other by reason of any matter whatsoever arising out of the Reinsurance Agreement, it being the intention of the Parties that this Agreement shall operate as a full and final settlement of each of the past, current and future liabilities of Company and Reinsurer under the Reinsurance Agreement.

5.
The Parties absolutely and unconditionally covenant and agree with each other, their respective successors and assigns, that neither Party will hereafter for any reason whatsoever, demand, claim or file suit or initiate arbitration proceedings against the other in respect of any matters arising out of the Reinsurance Agreement, except with respect to enforcement of this Agreement.

6.    Miscellaneous Provisions.

6.1    This Agreement is the result of arm’s length negotiations, and the terms of this Agreement have been completely read and fully understood after each Party had the opportunity to consult with its attorneys and are voluntarily accepted by both the Parties. In the event of a dispute over this Agreement, there shall be no construction or interpretation against the drafter.

6.2    Each of the Parties represents and warrants to the other that it is a corporation in good standing in its state of domicile; that it is fully authorized and empowered to execute and deliver this Agreement; that the persons executing this Agreement are fully authorized to do so; that it has not assigned, sold or transferred any interest in the Reinsurance Agreement, or claim or right that is affected by this Agreement, to any other person or entity; that no authorization, consent or approval of any governmental entity is required to make this Agreement valid and enforceable; that no other agreement, undertaking, contract, law, or matter exists that might render this Agreement void, voidable, or unenforceable and that this Agreement is enforceable against each in accordance with its terms.

6.3    This Agreement constitutes the entire agreement between the parties as respects its subject matter. Any and all discussions and agreements previously entertained between the Parties concerning the subject matter herein are merged into this Agreement. This Agreement may not be modified or amended, except by written instrument executed by each of the Parties hereto.

6.4    This Agreement is made by and between the Parties, and is not intended to make any other person or entity a third-party beneficiary of this Agreement and such third parties have no rights under this Agreement.

6.5    If any provision of this Agreement should be rendered invalid, illegal or unenforceable by the law, regulations or public policy of any jurisdiction, such provision will be considered void in such jurisdiction, but this will not affect the validity or enforceability of such provision in any other jurisdiction. The parties will renegotiate this Agreement in good faith to cure such invalid, illegal or unenforceable provision. If such negotiations are unsuccessful to resolve the matter, then (a) such invalid, illegal or unenforceable provision will be deleted from the Agreement, (b) to the maximum extent permitted by law, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and (c) this Agreement will be construed so as to carry out its original intent.

6.6    The Parties agree that all matters relating to the terms, background discussions, negotiation and implementation of the Agreement, but not the existence of the Agreement itself, shall be confidential, and will not be disclosed by either Party without the written consent of the other except as follows. Either Party may disclose the terms and conditions of the Agreement to its reinsurers, provided such reinsurers are notified of the confidentiality requirements. In addition, the Parties may disclose the terms and conditions to the following: [a] to the parties’ directors, officers, employees, attorneys, affiliates, rating agencies, reinsurers, brokers and auditors having a genuine need to know, provided such individuals are notified of the confidentiality requirements; or [b] as required by operation of law, including but not limited to statute, rule, regulation, order or subpoena or any judicial, quasi-judicial, administrative, governmental or regulatory body or agency. Either Party disclosing such terms and conditions pursuant to [b] herein shall give the other Party reasonable advance notice of any subpoena or discovery request from any person other than a regulatory authority having jurisdiction over that Party, in order that the other Party has an opportunity, at its own expense, to take appropriate legal or protective action.

6.7    The failure of any Party to enforce, at any time, any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of the Agreement, or any part thereof, or the rights of such Party to thereafter enforce any of such provisions.

6.8    This Agreement may be signed in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be sufficient for the execution of this Agreement and shall be binding with the same force as original signatures.

6.9    This Agreement shall be interpreted and enforced in accordance with the law of the State of Iowa (without giving effect to the principles of conflicts of law thereof). In any action arising out of or relating to this Agreement, the Parties hereby consent to the exclusive jurisdiction of any State or Federal Court sitting in the State of Iowa. This Agreement is not subject to the arbitration provisions in the Reinsurance Agreement.

IN WITNESS WHEREOF, each Party has executed this Agreement by a duly authorized officer or attorney duly empowered to sign on its behalf.

VOYA INSURANCE AND ANNUITY COMPANY		SECURITY LIFE OF DENVER INSURANCE COMPANY
By:	/s/Timothy W. Brown	By:	/s/Spencer T. Shell
Name:	Timothy W. Brown	Name:	Spencer T. Shell
Title:	Assistant Secretary	Title:	VP and Assistant Treasurer
Date:	9-25-15	Date:	9-25-15